NU SKIN ENTERPRISES, INC.

2010 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK OPTION GRANT NOTICE

Nu Skin Enterprises, Inc. (“Company”), pursuant to its 2010 Omnibus Incentive Plan (“Plan”) and the 2010 Omnibus Incentive Plan Master Performance Stock Option Agreement (“Master Agreement”) previously entered into by the parties, hereby grants to the “Employee” identified below an option to purchase the number of shares of the Company’s common stock (“Shares”) set forth below.  This option is subject to all of the terms and conditions set forth in this Performance Stock Option Grant Notice (the “Grant Notice”), the Master Agreement and the Plan, all of which are incorporated herein in their entirety.  Any capitalized terms not defined herein shall have the meaning provided to such terms in the Plan.

Employee:
Date of Grant:
Vesting Commencement Date: N/A
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Type of Grant [check one]:                                                            Incentive Stock Option1          Nonstatutory Stock Option
Exercise Schedule:	Same as Vesting Schedule.
Vesting Schedule:
Termination:	Any unvested options shall terminate in full upon the earlier of:
Payment:                                           By cash or check
Same day sale program (if permitted by the Board)
Tender of Common Stock (if permitted by the Board)

Additional Terms/Acknowledgements:  The Employee acknowledges receipt of, and understands and agrees that his or her Option is subject to this Grant Notice, the Master Agreement and the Plan.  The Employee further acknowledges that as of the Date of Grant, this Grant Notice, the Master Agreement and the Plan set forth the entire understanding between the Employee and the Company regarding the acquisition of Shares covered by this Grant Notice and supersedes all prior oral and written agreements on that subject with the exception of the agreements, if any, listed below.  To the extent that this Grant Notice varies the terms of the Master Agreement, this Grant Notice will prevail only with respect to Options granted pursuant to this Grant Notice.

Other Agreements:

NU SKIN ENTERPRISES, INC.
By:
Name:	[REPRESENTATIVE NAME]
Title:	[REPRESENTATIVE TITLE]

1
If this is an incentive stock option, it (plus the Employee’s other outstanding incentive stock options) cannot be first exercisable for more than US $100,000 in any calendar year.  Any excess over US $100,000 is a nonstatutory stock option.

NU SKIN ENTERPRISES, INC.
2010 OMNIBUS INCENTIVE PLAN
MASTER PERFORMANCE STOCK OPTION AGREEMENT

This Master Performance Stock Option Agreement (the “Master Agreement”) is entered into effective as of the “Effective Date” set forth below, by and between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), and the undersigned “Employee,” subject to the terms and conditions of the Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan (the “Plan”).  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Master Agreement, the terms and conditions of the Plan shall prevail.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Master Agreement.

1.           Definitions.

(a) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

(b) “Common Stock” means the Class A common shares of the Company, par value $0.01 per share.

(c) “Cause” shall mean the termination of the Employee’s employment with or service to the Company (for purposes of this definition, Company shall refer to the Company and any Subsidiaries of the Company) because of:

(i) a material breach by the Employee of any of the Employee’s obligations under the Company’s Key Employee Covenants or any employment agreement, which breach is (i) not cured within any applicable cure period set forth in the Key Employee Covenants or employment agreement, and (ii) materially injurious to the Company;

(ii) any willful violation by the Employee of any material law or regulation applicable to the business of the Company, which is materially injurious to the Company, or the Employee’s conviction of, or a plea of nolo contendre to, a felony or any willful perpetration of common law fraud; or

(iii) any other willful misconduct by the Employee that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

(d) “Continuous Service” means that the Employee’s service with the Company or a Subsidiary, whether as an Employee, Director, or Consultant, is not interrupted or terminated. The Employee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Employee renders service to the Company or a Subsidiary as an Employee, Consultant, or Director, or a change in the entity for which the Employee renders such service, provided that there is no interruption or termination of the Employee’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service. Subject to the requirements of applicable law, the Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or a Subsidiary, including sick leave, military leave or any other personal leave.

(e) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options.  For all other Options, “Disability” means the Employee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employee’s employer. Any question as to the existence of that person’s physical or mental impairment as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company (or its Subsidiary, as applicable).  If the person and the Company (or its Subsidiary, as applicable) cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company or a Subsidiary and the person shall be final and conclusive for all purposes of the Options.

(f) “Forfeiture Event” means

(i) a material breach by the Employee of any of the Employee’s obligations under the Company’s Key Employee Covenants or any employment agreement, which breach is (i) not cured within any applicable cure period set forth in the Key Employee Covenants or employment agreement, and (ii) materially injurious to the Company;

(ii) any willful violation by the Employee of any material law or regulation applicable to the business of the Company, which is materially injurious to the Company, or the Employee’s conviction of, or a plea of nolo contendre to, a felony or any willful perpetration of common law fraud; or

(iii) any other willful misconduct by the Employee that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company; or

(iv) any material breach of the non-competition or non-solicitation provisions of the Key Employee Covenant.

(g) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.           Master Agreement.  By executing this Master Agreement, the Employee agrees that this Master Agreement shall govern all Options granted to the Employee under the Plan on or after the Effective Date pursuant to a Stock Option Grant Notice (“Grant Notice”) that incorporates by reference the terms of this Master Agreement.  Each Option grant that is intended to be governed by this Master Agreement shall incorporate all of the terms and conditions of this Master Agreement and shall contain such other terms and conditions as the Committee shall establish for the grant of options covered by such Grant Notice.  In the event of a conflict between the language of this Master Agreement and any Grant Notice, the language of the Grant Notice shall prevail with respect to Options granted pursuant to that Grant Notice.  In order to be effective, the Grant Notice must be executed by a duly authorized executive officer of the Company.  The Employee will not be required to sign each Grant Notice, but the Employee shall be deemed to have accepted the Grant Notice (and all of the terms and conditions set forth therein) unless the Employee provides written notice to the Plan administrator of the Employee’s rejection of the Grant Notice and all of the Options granted pursuant to such Grant Notice within 20 days after receipt of the Grant Notice.

3.           Grant of Option.  The Company grants to the Employee, as of the Date of Grant specified in the Grant Notice, an Option to purchase up to the number of shares of the Company’s Common Stock (“Shares”) specified in the Grant Notice.

4.           Vesting.  Each Option will vest and become exercisable as set forth in the applicable Grant Notice, provided that vesting will cease upon the termination of the Employee’s Continuous Service.

5.           Exercise Price.  An Option may be exercised, to the extent vested, prior to the Expiration Date (unless earlier terminated) at the Exercise Price (per Share) specified in the applicable Grant Notice.  The Exercise Price indicated in a Grant Notice may be adjusted from time to time for various adjustments in the Company’s equity capital structure, as provided in the Plan.

6.           Method of Payment.  Payment of the Exercise Price is due in full upon exercise of all or any part of the Employee’s Options.  The Employee may elect to make payment of the Exercise Price in cash, by check or pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate Exercise Price to the Company from the sales proceeds.  Notwithstanding the terms of the previous sentence, the Employee may not be permitted to exercise the Employee’s Options pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board if such exercise would violate the provisions of Section 402 of the Sarbanes-Oxley Act of 2002.

(a) The Company may permit the Employee to make payment of the Exercise Price, in whole or in part, in Shares having a Fair Market Value equal to the amount of the aggregate Exercise Price or such portion thereof, as applicable; provided, however, that the Employee must satisfy all such requirements as may be imposed by the Board including without limitation that the Employee has held such shares for not less than six months (or such other period as established from time to time by the Board in order to avoid a supplemental charge to earnings for financial accounting purposes).

(b) Where the Employee is permitted to pay the Exercise Price of an Option by delivering Shares, the Employee may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof that the Employee is the Beneficial Owner of such Shares, in which case the Company shall treat the Options as exercised without further payment and shall withhold such number of shares from the Option Shares acquired by the exercise of the Option.

(c) The Company may permit the Employee to make payment of the Exercise Price in any other form permitted by the Plan as may be acceptable to the Committee, in its sole discretion, including, without limitation, the withholding of Shares otherwise issuable in connection with the exercise of the Option

7.           Whole Shares.  The Employee may exercise the Employee’s Options only for whole Shares.

8.           Compliance.

(a) Notwithstanding anything to the contrary contained herein, the Employee may not exercise the Employee’s Options unless the Shares issuable upon such exercise are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Employee’s Options must also comply with other applicable laws and regulations governing the Employee’s Options, and the Employee may not exercise the Employee’s Options if the Company determines that such exercise would not be in material compliance with such laws and regulations.

(b) Notwithstanding anything to the contrary contained herein, the Employee may not exercise the Employee’s Options if the terms of the Plan do not permit the exercise of Options, or if the Company exercises its rights under the Plan to suspend, delay or restrict the exercise of Options.

9.           Term.  Subject to the provisions of the Plan and this Master Agreement, the Employee may exercise all or any part of the vested portion of an Option at any time prior to the earliest to occur of:

(a) the date on which the Employee’s Continuous Service is terminated for Cause;

(b) three (3) months after the termination of the Employee’s Continuous Service for any reason other than for Cause or as a result of the Employee’s death or Disability;

(c) twelve (12) months after the termination of the Employee’s Continuous Service due to the Employee’s Disability;

(d) twelve (12) months after the termination of the Employee’s Continuous Service due to the Employee’s death; or

(e) the Expiration Date indicated in the Grant Notice.

Notwithstanding the foregoing, if the exercise of an Option is prevented by the Company within the applicable time periods set forth in Sections 9(b) or (c) for any reason, the Employee’s Option shall not expire before the date that is thirty (30) days after the date that the Employee is notified by the Company that the Option is again exercisable, but in any event no later than the Expiration Date indicated in the Employee’s Grant Notice; provided, however, that if the Grant Notice designates the Employee’s Option as an Incentive Stock Option, and if any such extension causes the term of the Employee’s Option to exceed the maximum term allowable for Incentive Stock Options, the Employee’s Option shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option.

10.           Exercise Procedures.

(a) Subject to Section 6 above and other relevant terms and conditions of the Plan and this Master Agreement, the Employee may exercise the vested portion of an Option during its term by delivering a notice of exercise (in a form designated by the Company) specifying the number of Shares for which the Option is being exercised, together with the Exercise Price, to the Plan administrator, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then reasonably require.

(b) By exercising an Option the Employee agrees that, as a condition to any exercise of an Option, the Company may require the Employee to enter into an arrangement providing for the payment by the Employee to the Company of any tax withholding obligation of the Company (including any Subsidiary) arising by reason of (1) the exercise of the Employee’s Option, or (2) other applicable events (as described in Section 15 of this Master Agreement).

(c) The Employee’s participation in the Plan, including vesting in any Options, will cease upon termination of Continuous Service for any reason (unless otherwise provided in the Plan or this Master Agreement); for the purposes of this Master Agreement, in the event of involuntary termination of Continuous Service, the termination shall be effective as of the date stated in the relevant notice of termination and, unless otherwise required by law, will not be extended by any notice period or other period of leave under local law.  Subject to applicable law, the Company shall determine the date of termination in its sole discretion.

(d) If on the last day of the term of an Option the Fair Market Value of one Share exceeds the per Share Exercise Price of the Option and the Employee has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Employee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.

11           Documents Governing Issued Common Stock.  Shares that the Employee acquires upon exercise of an Option are subject to the terms of the Plan, the Company’s bylaws, the Company’s certificate of incorporation, any applicable Master Agreement relating to such Shares, or any other similar document.  The Employee should ensure that the Employee understands the Employee’s rights and obligations as a stockholder of the Company prior to the time that the Employee exercises an Option.

12           Limitations on Transfer of Options.  Options are not transferable, except by will or by the laws of descent and distribution, and are exercisable during the Employee’s life only by the Employee.  Any purported assignment, alienation, pledge, sale, transfer or encumbrance, other than as expressly permitted herein, shall be void and unenforceable against the Company and any Subsidiary.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, the Employee may designate a third party who, in the event of the Employee’s death, shall thereafter be entitled to exercise the Employee’s Options.  In the absence of such designation, the Employee’s Option shall remain exercisable by the Employee’s executor or administrator, or the person or persons to whom the Employee’s rights under this Master Agreement shall pass by will or by the laws of descent and distribution, as the case may be.  Any heir or legatee shall take rights herein granted subject to the terms and conditions hereof and in accordance with such requirements as may be established by the Company from time to time.

13           Rights Upon Exercise.  The Employee will not have any rights to dividends or other rights of a stockholder with respect to the Shares subject to an Option until the Employee has given written notice of the exercise of the Option, paid the Exercise Price and any applicable taxes for such shares in full, satisfied any other conditions imposed by the Board pursuant to the Plan, if applicable, and become a holder of record of the purchased Shares.

14           Forfeiture of Options and Related Gains.

(a) If at any time during the Employee’s Continuous Service or following the termination of the Employee’s Continuous Service until the later of (i) the twelve (12) month anniversary of the termination of the Employee’s Continuous Service for any reason, and (ii) the six (6) month anniversary of the date the Employee exercises any outstanding Options, a Forfeiture Event occurs, then the Company may, in the sole discretion of the Committee: (A) terminate this Master Agreement and all rights with respect to any unexercised options; or (B) direct that the Employee return for cancellation (without the payment of any consideration) any Shares plus pay the Company the amount of any proceeds from the sale of Shares to the extent such Shares were received upon the exercise of any of the Employee’s Options (i) during the 12 month period immediately preceding the Forfeiture Event or (ii) upon or after the occurrence of any such Forfeiture Event.  The Company shall determine the manner of the recovery of any such amounts which may be due and which may include, without limitation, set-off against any amounts which may be owed by the Company or any of its Subsidiaries to the Employee.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may terminate any Options granted hereunder or require you to reimburse the Company the amount of any payment or benefit received upon exercise of any Option granted hereunder to the extent the Option would not have been earned or accrued after giving effect to the accounting restatement.

15           Responsibility for Taxes and Notice Requirement.

(a) Regardless of any action the Company or, if different, the Employee’s employer (the “Employer”) takes with respect to any or all income tax (including federal, state and other taxes), social insurance, payroll tax or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including the grant of the Options, the vesting of the Options, the exercise of the Options, the subsequent sale of any Shares acquired upon exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Options to reduce or eliminate the Employee’s liability for Tax-Related Items.

(b) The Employee may not exercise an Option unless and until the tax withholding obligations of the Company and/or any Subsidiary are satisfied or appropriate arrangements (acceptable to the Company) are made therefor, and the Employee authorizes the Company and its Subsidiaries to take such action as may be necessary to satisfy any such tax withholding obligations.

(c) If permissible under local law and regulations, the Employee authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with respect to Tax-Related Items by one or a combination of the following:  (i) selling or arranging for the sale of Shares otherwise deliverable to the Employee upon exercise of the Options; (ii) withholding from the Employee’s wages or other cash compensation payable to the Employee by the Company or the Employer (whether in cash, securities or other property); (iii) withholding from proceeds of the sale of Shares purchased upon exercise of the Options (including by means of a “same day sale” program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company and applicable law, including, but not limited to, Section 402 of the Sarbanes-Oxley Act of 2002); or (iv) withholding in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount.  Finally, the Employee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described.

(d) The Company may permit the Employee to make provision for the payment of any tax withholding obligation by delivering shares, or authorizing the Company to withhold shares, of Common Stock having a Fair Market Value equal to the amount of such taxes or a portion thereof, as applicable.  Where the Employee is permitted to pay the taxes relating to the exercise of an Option by delivering shares of Common Stock, the Employee may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof that the Employee is the Beneficial Owner of such shares of Common Stock, in which case the Company shall treat the taxes as paid without further payment and shall withhold such number of shares from the shares acquired by the exercise of the Option.

(e) The Company may refuse to deliver any of the Shares if the Employee fails to comply with the Employee’s obligations in connection with the Tax-Related Items described in this Section.

(f) The Employee agrees to promptly notify the Company of any disposition of shares issued pursuant to the exercise of an Incentive Stock Option that results in a “disqualifying disposition” for purposes of Section 421 of the Code.

16           Nature of Grant.  In accepting the Options and signing this Master Agreement, the Employee acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;

(b) the grant of Options is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options even if Options have been awarded repeatedly in the past;

(c) nothing in this Master Agreement or in the Plan shall confer upon the Employee any right to continue in the employment or service of the Employer or the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Employer or the Company, which rights are hereby expressly reserved, to terminate the Employee’s employment or service at any time for any reason, with or without cause except as may otherwise be provided pursuant to a separate written employment agreement.  In addition, nothing in this Master Agreement or the Plan shall obligate the Company or the Employee’s Employer or any of its Subsidiaries, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that the Employee might have as a Director or Consultant or otherwise for the Employee’s Employer or the Company or any of its Subsidiaries;

(d) all decisions with respect to future grants of Options, if any, will be at the sole discretion of the Company;

(e) the Employee’s participation in the Plan is voluntary;

(f) Options are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g) in consideration of the grant of Options, no claim or entitlement to compensation or damages arises from termination of the Options or diminution in value of the Options or Shares received upon vesting of Options resulting from termination of the Employee’s employment or other service-providing relationship with the Company or Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Master Agreement, the Employee shall be deemed irrevocably to have waived the Employee’s entitlement to pursue such claim; and

(h) in the event of the termination of the Employee’s Continuous Service (whether or not in breach of local labor laws), the Employee’s right to receive Options and vest under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed or providing service and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Employee is no longer providing Continuous Service for purposes of the Plan.

17           Severability.  If any one or more terms, provisions, covenants or restrictions contained herein shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18           Notices.  Any notices provided for in this Master Agreement (including the notice of exercise required under Section 10 of this Master Agreement) or the Plan shall be given in writing and shall be deemed effectively given upon receipt, or in the case of notices delivered by mail, five (5) days after deposit in the United States mail (or with another delivery service), certified or registered mail, return receipt requested or postage prepaid.  Notices from the Company will be provided to the Employee at the last address the Employee provided to the Company and will be deemed effectively given to the Employee at that address.

19           Signature in Counterparts.  This Master Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, Options granted under the Plan or future Options that may be granted under the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means.  The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

21           Option Subject to Plan Document.  By entering into this Master Agreement, the Employee agrees and acknowledges that the Employee has received and read a copy of the Plan and this Master Agreement.  The Option is subject to the terms and provisions of the Plan, this Master Agreement and the applicable Grant Notice.

22           Choice of Law.  The interpretation, performance and enforcement of this Master Agreement shall be governed by the laws of the State of Utah, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed this Master Agreement effective as of [EFFECTIVE DATE] (the “Effective Date”).

NU SKIN ENTERPRISES, INC.
By:
Name:	[REPRESENTATIVE NAME]
Title:	[REPRESENTATIVE TITLE]

EMPLOYEE

Name:	[EMPLOYEE NAME]
Address:	[EMPLOYEE ADDRESS]